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Exhibit (23)  Consent of Experts and Counsel
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     23.1 Consent of Independent Certified Public Accountants


YOHALEM, GILLMAN & COMPANY LLP

   We consent to the incorporation by reference in this Annual Report on Form 10-K of Fifth Dimension Inc. of our report dated January 31, 1997.

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Incentive Stock Plan and the Board of Directors Stock Option Plan of Fifth Dimension Inc. and the related Prospectuses of our report dated January 31, 1997 included and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                        YOHALEM, GILLMAN & COMPANY LLP

New York, New York
March 24, 1997